UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):               August 8, 2014

THE MONARCH CEMENT COMPANY
(Exact name of Registrant as specified in its charter)

Kansas (State or other jurisdiction of incorporation or organization)	0-2757 (Commission File Number)	48-0340590 (IRS Employer Identification Number)

P.O. BOX 1000, HUMBOLDT, KANSAS (Address of Principal Executive Offices)		66748-0900 (Zip Code)

Registrant's telephone number, including area code         (620) 473-2222

_______________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.
The Monarch Cement Company is announcing today that, on August 8, 2014, its Board of Directors unanimously authorized, subject to stockholder approval, amendments to the Company's Articles of Incorporation that would effect a proposed reverse/forward stock split transaction (the "Reverse/Forward Stock Split"), consisting of a 1-for-600 Reverse Stock Split of our capital stock, par value $2.50 per share (the "Capital Stock"), and Class B capital stock, par value $2.50 per share (the "Class B Capital Stock") followed immediately by a 600-for-1 Forward Stock Split of each one share of our Capital Stock and Class B Capital Stock (and including each fractional share of such class of stock in excess of one share).
Subject to stockholder approval of the proposed amendments to our Articles of Incorporation, it is anticipated that the Reverse/Forward Stock Split would enable us to terminate the registration of our Capital Stock and Class B Capital Stock under the Securities Exchange Act of 1934 (the "Exchange Act") as well as our periodic reporting obligations with the Securities and Exchange Commission (the "SEC"), if, after the Reverse Stock Split, there are fewer than 300 record holders of each class of our stock and we make the necessary filings with the SEC. We anticipate that this would enable the Company to eliminate many of the expenses related to the disclosure, reporting and compliance requirements of the Exchange Act, the Sarbanes-Oxley Act, and related federal securities laws and regulations.
A special meeting of the Company's stockholders is tentatively scheduled to be held on December 5, 2014, at which time we intend to submit to our stockholders for their consideration and approval the proposed amendments to our Articles of Incorporation to effect the Reverse/Forward Stock Split. After the date for the special meeting is finally determined, it will be identified in the definitive proxy statement relating to the meeting. If the Reverse/Forward Stock Split is approved by stockholders, we anticipate that the effective date of the Reverse/Forward Stock Split would occur soon after the stockholder meeting at which it is considered, subject to final action by the Board of Directors, and presently anticipate that it would become effective mid to late December 2014.
If the Reverse/Forward Stock Split is approved and becomes effective:

•
Any stockholder who is the holder of record of less than 600 shares of our Capital Stock or Class B Capital Stock immediately prior to the Reverse Stock Split would cease to own any shares of such class but would be eligible to receive a cash payment of $30.00 (subject to any applicable U.S. federal, state and local withholding tax) per pre-Reverse Stock Split share of such class of stock, without interest; and

•
Any stockholder who is the holder of record of 600 shares or more of our Capital Stock or Class B Capital Stock immediately prior to the effective date of the Reverse Stock Split would not receive any cash payment with respect to such class of stock in connection with the Reverse Stock Split and the number of shares of such class of stock held by such stockholder would not change as a result of the Reverse/Forward Stock Split (because their fractional shares of such class resulting from the Reverse Stock Split would not be cashed out but instead would be included as a part of the conversion in the Forward Stock Split).

Important Information for Stockholders
This Current Report on Form 8-K may be deemed soliciting material in connection with the proposed amendments to our Articles of Incorporation to effect the Reverse/Forward Stock Split, which amendments would be submitted to our stockholders for their consideration and approval at a meeting called for that purpose. In the near future, the Company intends to file with the SEC a proxy statement relating to that meeting as well as a Schedule 13E-3. All stockholders are advised to read the definitive proxy statement and Schedule 13E-3 carefully when these documents become available. Stockholders may obtain a free copy of the definitive proxy statement and Schedule 13E-3 (when available) at the SEC's website at www.sec.gov. Prior to the meeting, the Company also will mail a copy of the definitive proxy statement to the stockholders entitled to vote at the meeting.

Forward-Looking Statements
This Current Report on Form 8-K may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as "may," "will," "could," "should," "anticipates," "believes," "estimates," "expects," "intends," "plans" and variations thereof or of similar expressions. All forward-looking statements included in this report are based on information available to us on the date hereof. Such forward-looking statements involve a number of assumptions, risks and uncertainties that could cause the actual results of the Company to differ materially from those matters expressed in or implied by such forward-looking statements. They involve known and unknown risks, uncertainties, and other factors, which are in some cases beyond the control of the Company. Factors that could cause or contribute to such differences include, but are not limited to, the Company's ability to obtain stockholder approval of the proposed amendments to our Articles of Incorporation to effect the Reverse/Forward Stock Split, an increase in costs for the Reverse/Forward Stock Split, the effectiveness of the Reverse/Forward Stock Split transaction in reducing the number of record holders of each class of our stock below 300, and the Company's ability to complete the going private transaction in a timely manner or at all.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MONARCH CEMENT COMPANY
Dated: August 8, 2014

By:  /s/ Debra P. Roe
Debra P. Roe, CPA
Chief Financial Officer and
Assistant Secretary-Treasurer
(principal financial officer and
principal accounting officer)